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                                                                     EXHIBIT 4A

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                              September 29, 1995


Mr. Louis R. Cestello                             Mr. James S. Finch
Assistant Vice President                          Vice President
PNC Bank, National Association                    J. P. Morgan & Company, Inc.
2nd Floor, One PNC Plaza                          60 Wall Street
Fifth Avenue and Wood Street                      22nd Floor
Pittsburgh, PA 15265                              New York, NY 10206
                                     and

Mr. Edward R. Say
Vice President of Commercial Banking
Integra Bank
66 East State Street
Sharon, PA 16146

Re: Proposed Amendment 6 to Credit Agreement dated as of July 7, 1995 among
    Quaker State Corporation, the Banks named therein and PNC Bank, National Association


Gentlemen:

Pursuant to our call of September 29, 1995, this letter will set forth proposed Amendment No. 6 to the Credit Agreement as follows:

The parties hereto do hereby modify and amend the Credit Agreement as follows:

A. Article X (MISCELLANEOUS) is hereby amended to insert new Section 10.15:

   10.15 TERMINATION. Borrower shall have the right to terminate this Agreement at any time effective immediately upon delivery to the Agent of written notice provided in accordance with Section 10.06 of this Agreement. Upon such notice, all obligations of the Borrower and the Banks under this Agreement shall terminate, excepting only those obligations which are expressly provided to survive this Agreement. Paragraph b this Amendment No. 6 shall be effective upon the Agent's receipt of counterparts of this Amendment No. 6 duly executed by the Borrower and each of the Required Banks.




Quaker State Corporation  255 Elm Street  Oil City, PA 16301 Phone: 814/676-7676
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Messrs. Castella, Finch and Say
September 29, 1995
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If the above terms are satisfactory to you, please execute the enclosed additional copy of this letter and amendment and please immediately forward to the Agent. Thank you for your cooperation.

                                Very truly yours,

                                /s/ CONRAD A. CONRAD
                                ---------------------------
                                Conrad A. Conrad
                                Vice Chairman and Chief Finanical Officer


ACCEPTED AND AGREED THIS 29th DAY OF SEPTEMBER, 1995

PNC BANK, NATIONAL ASSOCIATION INDIVIDUALLY AND AS AGENT


BY: /s/ LOUIS R. CESTELLO
    --------------------------------------------------
    LOUIS R. CESTELLA, ASSISTANT VICE PRESIDENT

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

BY: /s/ JAMES FINCH
    --------------------------------------------------
    JAMES FINCH, VICE PRESIDENT

INTEGRA BANK (SUCCESSOR AND INTEREST TO INTEGRA NATIONAL BANK/NORTH)

BY: /s/ EDWARD R. SAY
    --------------------------------------------------
    EDWARD R. SAY, VICE PRESIDENT




CAC/je
Enclosure